Exhibit 10.2

SECOND AMENDMENT TO LICENSE AGREEMENT

This Second Amendment to License Agreement (this “Second Amendment”) is made and entered into as of the 23rd day of November, 2010, by and between AlphaKat - Global Energy GmbH, a company organized and existing under the laws of Germany (“Licensor”), and American Renewable Diesel, LLC, a limited liability company organized and existing under the laws of the State of Delaware (“American”).

WHEREAS, Licensor and American entered into a License Agreement dated as of February 6, 2008, as amended by the First Amendment to License Agreement dated as of July 8, 2008 (the “Agreement”);

WHEREAS, Covanta Energy Corporation, a corporation organized and existing under the laws of Delaware (“Covanta”), and AlphaKat GmbH, a company organized and existing under the laws of Germany (“AK”), entered into a License and Manufacturing Agreement dated March 11, 2010 (the “Manufacturing Agreement”) which agreement authorizes Covanta, among other things, to make, have made and sell Systems (as defined herein) and Parts (as defined herein) and Covanta has notified Licensor of its decision to make and have made Systems and Parts as provided in the Manufacturing Agreement;

WHEREAS, Licensor and Covanta are entering into a Second Amendment to License Agreement of even date herewith (the “Covanta Second Amendment”) providing certain additional license rights to Covanta, including rights that Licensor had provided previously to American;

WHEREAS, the terms of the Covanta Second Amendment and the Manufacturing Agreement require that certain modifications be made to the terms of the Agreement; and

WHEREAS, Licensor and American want to implement those modifications and certain other modifications to the terms of the Agreement;

NOW, THEREFORE, in light of the mutual premises set forth herein and other good and valuable consideration, the receipt and the sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows.

1.	Capitalized Terms. All of the capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Agreement.

2.	Amendments to the Agreement. The following amendments to the Agreement are made:

a.	The following new capitalized terms are added to Section 1.1 of the Agreement:

““Approved Supplier” means any Person securing rights from AlphaKat to make or have made Systems and Parts and/or to sell Systems and Parts.”

““Approved Supplier Purchase Order” means any purchase order to sell one or more Systems entered into by and between an Approved Supplier (other than Covanta or an Affiliate of Covanta), as the seller, and any Person as the purchaser.”

““Base Price” means the price being charged for the purchase of a System pursuant to a Covanta Purchase Order which shall include Covanta’s direct costs, indirect costs, applied overhead, manufacturer’s profit and the cost of providing a one-year warranty, but shall not include, for the avoidance of doubt, (i) the amount of the Commission that is payable by Covanta to Licensor (or, in certain cases, American), under the Covanta License Agreement, (ii) the royalties payable by Covanta to AK pursuant to the Manufacturing Agreement, (iii) any sales taxes, use taxes, value added taxes or any other type of taxes whatsoever, (iv) any import duties or other similar charges or fees on the importation or delivery of equipment, (v) fees separately charged to provide an extended warranty on, or perform operation and maintenance services for, the Systems being sold and (vi) any other types of charges not typically included in the sale price of a product.”

““Commission” has the meaning set forth in Section 3.3.”

““Covanta Full Rights” means the full rights granted to Covanta pursuant to the Covanta License Agreement as in effect on the effective date of the Second Amendment to License Agreement entered into by and between Covanta and Licensor.”

““Covanta Purchase Order” means any purchase order to sell one or more Systems entered into by and between any Customer (including Covanta or any Affiliate of Covanta for a Project and American or an Affiliate of American for its own project) as the Purchaser and Covanta, any Affiliate of Covanta or any supplier to Covanta or any Affiliate of Covanta, as the seller.”

““Licensor Purchase Order” means any purchase order to sell one or more Systems entered into by and between Licensor or AK as the seller and (i) Covanta or any other Person for a Project, (ii) American, any Affiliate of American or any other Person in which American or an Affiliate of American owns an ownership interest or (iii) any other Customer whose order was secured by or with the assistance of American, as the Purchaser.”

““Manufacturing Agreement” means the License and Manufacturing Agreement dated March 11, 2010, entered into by and between AK and Covanta.”

““Parts” means any subsystem, component, item of equipment (including the KDV Turbine), part, spare part and any other items which are used in the operation of the System.”

““Project” means any project which is owned, in whole or in part, by Covanta, any Affiliate of Covanta or any Governmental Organization (as defined in the Covanta License Agreement), to convert any Feedstock to diesel oil or any other fuel using the Technology.”

b.
The following capitalized terms are deleted in their entirety from Section 1.1 of the Agreement:  “Commercial Waste;” “Contracted Waste;” “Extended Period;” “Household Waste;” “Initial Period;” “Interim Period;” and “Radial Biomass.”

c.	The definition of the following capitalized terms are modified to read as follows:

““Covanta License Agreement” means the License Agreement made and entered into between Licensor and Covanta as of February 6, 2008, a copy of which is attached hereto as Exhibit 1, as amended by the First Amendment to License Agreement dated as of July 8, 2008 and the Second Amendment to License Agreement of even date herewith.”

““Customer” means any Person that wants to purchase a System for its own account that is not wholly owned or controlled by American.”

““Feedstock” means any material capable of being processed by the Technology.”

““Improvements” means all the techniques, enhancements, modifications, changes, experience, methods, information, data or knowledge that will be created or acquired in the future relating to the Technology and/or the manufacturing of the Systems and Parts (whether or not patentable, useful or workable) through the implementation, development, re-design, testing, operation, maintenance, monitoring, control, modeling, fabrication and improvement of the Technology and/or the manufacturing of the Systems and Parts and/or the operation of Systems.”

““KDV 500” means a System capable of producing a minimum of 500 liters of diesel oil per hour.”

““Patents” means any existing or future patent applications, patents, registrations, utility models and utility model applications relating to the Technology which are necessary or useful to manufacture or to sell, offer for sale, use or otherwise make available Systems or the Parts, including those set forth in Exhibit 3 attached hereto.”

““Purchase Order” means a Covanta Purchase Order, a Licensor Purchase Order or an Approved Supplier Purchase Order.”

““Purchaser” means the original purchaser of one or more Systems pursuant to a Purchase Order.”

““System” means any system of components (consisting primarily of the required KDV Turbines, the feed preparation system, the ash handling system, any system control hardware and software, structural steel, piping and electrical wiring), including all Parts, whether it is in existence today or developed hereafter by AK, Covanta or any other Person, and any future system of components to convert any hydrocarbon feedstock into diesel oil using the Technology.”

d.	The following new provision is added to Section 1.2:

“(g)           All the references herein to the terms “diesel oil” or “diesel fuel” or any similar term shall include kerosene, jet fuel and any other fuel that Feedstock can be converted into using the Technology.”

e.	The first paragraph of Section 2.1 is hereby deleted and replaced in its entirety by the following:

“Section 2.1 Grant of License Rights.  Subject to the Covanta Full Rights and the terms of this Agreement, Licensor hereby grants to American as of the date hereof:  (i) the Full Right to market and offer for sale Systems to any Customer for use in the Territory; (ii) the Qualified Right to market and offer for sale Systems to any Customer for use outside the Territory as provided for in Section 2.4; (iii) the Full Right to use, practice and make Improvements to the Technology (including Systems and Parts) inside the Territory; (iv) the Full Right to offer for sale Systems required for all Projects regardless of where they are located; and (v) the Qualified Right to use, practice and make Improvements to the Technology (including Systems and Parts) anywhere in the United States and Canada.  As of the Effective Date, the territory (the “Territory”) shall be the states of California, New York, Florida, New Jersey and Texas.  For the avoidance of doubt, American shall be entitled to exercise any or all of the license rights that are granted to it herein itself or through any of its Affiliates, but  American shall not have the right to issue sublicenses to any Person other than an Affiliate.  The Parties further agree as follows:”

f.	Section 2.1(a) is hereby deleted and replaced in its entirety by the following:

“(a)           American shall be credited as having secured the sale of, for all purposes of this Agreement, all Systems that are (i) sold by Covanta, Licensor, AK or any Approved Supplier to any Customer in the Territory, (ii) sold by Covanta, Licensor, AK or any Approved Supplier to any Customer outside the Territory as provided for in Section 2.4, (iii) purchased by American, any Affiliate of American or any Person in which American or an Affiliate of American owns an ownership interest for a project, (iv) supplied by Covanta, Licensor, AK or any Approved Supplier for Projects regardless of the location of the Projects, (v) purchased by American, any Affiliate of American or any Person in which American or an Affiliate of American owns an ownership interest for any project located outside the Territory and (vi) deemed purchased by Covanta as a result of it having paid the royalties due to AK and the Commissions due to Licensor and American on one or more Systems.”

g.	Section 2.1(b) is hereby deleted and replaced in its entirety by the following:

“(b)           Notwithstanding anything contained herein to the contrary:  (i) American expressly acknowledges and agrees that so long as Covanta is in compliance with the requirements of Sections 2.1(a) and 2.3 of the Covanta License Agreement (or is deemed to be in compliance with such sections by Licensor waiving any failure by Covanta to be in compliance with either or both such Sections), American shall not be entitled to exercise the rights granted under clauses (iii) and (v) of the first paragraph of Section 2.1 unless otherwise agreed to by Covanta; and (ii) Licensor expressly acknowledges and agrees that (a) if Covanta fails to comply with the requirements of Sections 2.1(a) and 2.3 of the Covanta License Agreement and such failure is not excused by Licensor or (b) if the Covanta License Agreement is terminated for any reason, American shall be entitled to exercise all the rights granted to it in clauses (iii) and (v) of the first paragraph of Section 2.1.  Licensor further acknowledges and agrees that American’s right to receive commissions shall not be affected by the granting of the Covanta Full Rights.  Except as expressly provided for in the Covanta License Agreement as in effect on November __, 2010, Licensor further agrees that it shall not grant any rights to any person that are in violation of the rights granted to American hereunder.”

h.	Sections 2.1(c), 2.1(d), 2.1(e), 2.1(f) and 2.1(g) are hereby deleted in their entirety.

i.	The following words shall be added at the end of Section 2.2: “and Covanta.”

j.	Section 2.3 is hereby deleted and replaced in its entirety by the following:

“Section 2.3 Sale of Systems.  The sale of all Systems for Projects wherever they are located, including the Demonstration Plant, shall be pursuant to Purchase Orders, and American shall derive its share of the Commission on all such sales (other than the Demonstration Plant) as provided for in Section 3.3.”

k.	Section 2.4 is hereby deleted and replaced in its entirety by the following:

“Section 2.4 Commission on Sales to Other Customers.  American shall be entitled to its share of the Commission on all Systems that are sold for use in the Territory as provided for in Section 3.3. If American identifies a Customer that is interested in purchasing one or more Systems for use in an area that is outside the Territory, American shall refer such Customer to Covanta or Licensor, as the case may be, to complete the sale (the party to be given such referral to depend on the Customer identified and/or where the System is to be delivered) to complete the sale and, if such sale is completed, (the decision to complete such sale to be made by Covanta or Licensor, as the case may be, in its sole discretion), American shall be entitled to its share of the Commission on such sale as provided for in Section 3.3.  For the avoidance of doubt, in connection with Customers that are identified by American that are interested in purchasing one or more Systems for use outside the Territory, Licensor or Covanta, as the case may be, shall be obligated to pay American its share of the commission if any Systems are sold to any such Customer within two (2) years after American identified such Customer to Licensor or Covanta.”

l.	Section 2.5 is hereby deleted and replaced in its entirety by the following Section 2.5 and Section 2.6:

“Section 2.5 Purchase Orders.  All Systems shall be sold pursuant to Purchase Orders.  Except in the case of the sale of Systems for Projects and the sale of Systems to a Customer in the United States (in which case Covanta shall decide with whom the Purchase Orders are to be placed), American shall have the right to decide, for each sale of a System secured by it, whether such System will be sold pursuant to a Covanta Purchase Order, a Licensor Purchase Order or an Approved Supplier Purchase Order.  All Licensor Purchase Orders and Approved Supplier Purchase Orders shall include a set of representations and warranties to the Purchaser which is consistent with those made by Licensor to American in Article 8.

Section 2.6 Use License.  Each Purchase Order shall include a non-exclusive, irrevocable and perpetual royalty free right and license (a “Use License”) for the Purchaser to (i) use, practice, operate, maintain, repair and make Improvements to the System(s), (ii) purchase the catalyst that is required for the operation of the System(s) from AK and/or any other Person that is authorized to manufacture and/or sell such catalyst by AK, (iii) purchase Parts from Covanta, AK and/or any Approved Supplier that is authorized to make, have made and sell Parts and (iv) reproduce, modify and distribute, in whole or in part, solely for internal purposes copies of any and all materials and information received from Licensor, AK and/or any other Person relating to Systems.  Covanta and any Affiliate of Covanta shall have the authority to and shall be entitled to grant a Use License to each Purchaser under a Covanta Purchase Order and none of Licensor, AK or any Affiliate of Licensor or AK shall challenge the issuance, validity or enforceability of any Use License.  The Parties agree that if any Purchaser sells or transfers any of the System(s) which it has purchased pursuant to a Purchase Order to any other Person (a “Third Party Purchaser”), the Purchaser shall be entitled to freely transfer its Use License to such Third Party Purchaser and each Third Party Purchaser shall be entitled to transfer such Use License to any other Third Party Purchaser.  Notwithstanding anything to the contrary contained herein, all Purchasers and Third Party Purchasers shall be entitled to procure Parts and catalysts that are commercially available from any Person.  Further, if Covanta, AK and any Approved Supplier that is authorized to make, have made and sell Parts that are not commercially available are unable to timely supply the Parts ordered by a Purchaser or a Third Party Purchaser, such Purchaser or Third Party Purchaser shall be authorized to make or have made such Parts that are not supplied.”

m.	Section 3.1 is hereby deleted in its entirety and replaced with the following:

“Section 3.1 Annual Pricing.  Licensor, American, Covanta and AK shall agree on a procedure to establish the price, at the end of each November, for the following year, (i) of Systems manufactured pursuant to a Licensor Purchase Order, (ii) of the catalyst that is used with the Technology, (iii) of Parts and (iv) for AK or Licensor to provide services on Systems or other engineering services in order to (a) ensure that such prices are not increased inappropriately from year to year and (b) to provide price certainty to American for the upcoming year in connection with projects it has under development and its sales and marketing efforts.  Licensor shall provide American, prior to the end of each November, with the updated pricing for the following year.  Licensor further agrees (and AK, by its execution of this Agreement in the space provided below, agrees) that American and its customers will not be charged more under a Licensor Purchase Order during any year for a purchase of a System than the lowest price that is paid by any other licensee of Licensor or customer of AK for a comparable System in such year in the United States.”

n.	Section 3.2 is hereby deleted in its entirety and replaced with the following:

“Section 3.2 Intentionally Omitted.”

o.	The following new Section 3.3 shall be added to the Agreement:

“Section 3.3 Commissions.  Each Purchaser shall be required to pay a sales commission (a “Commission”) on each System for which American is credited as having secured the sale pursuant to Section 2.1(a) as follows:

(a)           The amount of the Commission shall be ten percent (10%) of the Base Price of each System.  American shall be entitled to one half (1/2) of each Commission.

(b)           In the case of a Licensor Purchase Order, the Commission shall be separately stated in the Purchase Order and paid by the Purchaser to Licensor as provided for in such Purchase Order and Licensor shall pay American its one-half share of the Commission as further provided in this Section 3.3; provided, however, that if the Systems that are the subject of any Licensor Purchase Order are being sold to Covanta or to any other Customer for a Project, then the Commission shall be paid by Covanta to Licensor and American as is further provided for in this Section 3.3.

(c)           In the case of a Covanta Purchase Order, for confidentiality reasons, such Purchase Order shall not separately state the Base Price, the amount of the Commission or the amount of the royalty payable to AK under the Manufacturing Agreement.  The Base Price and Commission shall only be set forth in the statement that is to be delivered to American as is provided for in Section 3.3(e).  Licensor or Covanta, as the case may be, shall pay American the Commission on all such Systems as further provided in this Section 3.3.

(d)           The Commission for all Systems sold to Projects under a Covanta Purchase Order shall accrue when each such System has been delivered to the site of the Project.  Except as expressly provided in the previous sentence, the obligation to pay a Commission on all Systems that are sold under a Purchase Order shall accrue on a pro rata basis as the payments are received under such Purchase Order for each such System.  Thus, if a System is paid for in six (6) installments, the obligation to pay the Commission will accrue pro rata as each of the installments are received under the Purchase Order.

(e)           Commissions shall be payable to American by Licensor or by Covanta, as the case may be, on a quarterly basis, each payment to be made within forty-five (45) days following the end of the quarter.  The payment to American of its share of the Commission will be accompanied by a statement from Covanta or Licensor, as the case may be, that will set forth (i) the total number of new Systems sold in the quarter and the type of Systems, (ii) the name of the purchaser of each System and where each such System is to be delivered, (iii) the Base Price of each System, (iv) the payments received during such quarter for each new and existing Purchase Order, (v) the remaining amount payable under each outstanding Purchase Order, (vi) the amount of Commission due under each Purchase Order and (vii) any other information which is relevant to the calculation of the total amount of the Commission that is payable for such quarter to American.

(f)           For each System sold under a Covanta Purchase Order for a Project, Covanta shall pay half of the Commission to Licensor and half of the Commission to American.

(g)           For each System sold under a Covanta Purchase Order that is not for a Project, Covanta shall pay the full amount of the Commission to Licensor unless (i) such System is for use within the Territory or (ii) such System was sold based on a referral by American as provided for in Section 2.4, in which case half of such Commission shall be paid to Licensor and half shall be paid to American.  Licensor has given Covanta a copy of the license agreement entered into with American, as amended through the date hereof, and shall notify Covanta from time to time of any changes in the Territory.  American shall notify Covanta of all referrals it makes to Licensor for Systems outside the Territory so that Covanta knows that American is entitled to one-half share of the Commission if a Covanta Purchase Order is entered into for the sale of such Systems.

(h)           The Commission payments to American shall be made by a wire transfer, in U.S. Dollars, to the bank account and in accordance with the wire transfer instructions provided by American to Licensor and Covanta from time to time.  Licensor shall use the exchange rate applicable on the last business day of the calendar quarter to calculate the amount payable to American in U.S. Dollars.”

p.	The date set forth in Section 5.2 shall be changed to July 28, 2030.

q.	The last sentence of Section 10.3 shall be deleted in its entirety.

r.	In Section 11.2, the words “Interim Period” shall be deleted and shall be replaced by the words “first two (2) years of the Agreement.”

s.	The following new Section 11.13 shall be added:

“Section 11.13 Survival.  Upon the termination or the expiration of this Agreement, the following Articles and Sections will survive:  Sections 2.3, 2.6, 4.1, 4.3 and 10.3 and Articles 7, 9 and 11.”

3.	Updated List of Patents. The current list of Patents is attached hereto as Exhibit A and shall replace Exhibit 3 attached to the Agreement.

4.	Miscellaneous Provisions to Apply. The provisions of Article 11 of the Agreement shall apply mutatis mutandis to this Second Amendment as fully as if it was expressly set forth herein.

5.
Full Agreement of the Parties.  The Agreement, as amended by this Second Amendment, embodies the entire understanding of Licensor and American and supersedes all prior negotiations, understandings and agreements between them with respect to the subject matter thereof and hereof.

 [Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Second Amendment as of the date first above written.

ALPHAKAT - GLOBAL ENERGY GMBH

By:	/s/ Christian Koch
Dr. Christian Koch
Chief Executive Officer

AMERICAN RENEWABLE DIESEL, LLC

By:	/s/ Bruce I. Drucker
Bruce I. Drucker
Chief Executive Officer

Acknowledgment and Agreement:

Dr. Christian Koch, in his capacity as the President of AK and in his individual capacity, hereby, as signed below, acknowledges that he has reviewed this Second Amendment to License Agreement in its entirety and agrees to all of the terms hereof.

All capitalized terms herein have the meanings given in the License Agreement.

By: /s/ Christian Koch
       Dr. Christian Koch

EXHIBIT A – PATENTS

Docket Number	Title	Country	Date	Application / Publication / Registration Number
ALP6004WO	Preparation of Diesel Oil…High-Speed Mixing Chambers	WO	04/04/07	PCT/DE2007/000623
ALP7001BR	Diesel Oil from Waste by Catalytic …	BR (Brazil)	03/31/04	PI0400912-6
ALP7001CA	Diesel Oil from Waste by Catalytic …	CA (Canada)	07/15/04	2,474,523
ALP7001CN	Diesel Oil from Waste by Catalytic …	CN (China)	03/23/04	200410030270.3
ALP7001IN	Diesel Oil from Waste by Catalytic …	IN (India)	08/02/04	747/CHE/2004
ALP7001JP	Diesel Oil from Waste by Catalytic …	JP (Japan)	10/08/04	2004-295764
ALP7001MX	Diesel Oil from Waste by Catalytic …	MX (Mexico)	03/15/04	274130
ALP7001RU	Diesel Oil from Waste by Catalytic …	RU (Russia)	03/30/04	2360946
ALP7001US	Diesel Oil from Waste by Catalytic …	US (US)	07/15/04	7,473,348
ALP7002BR	Preparation of Diesel Oil…High-Speed Mixing Chambers	BR (Brazil)	02/02/06	PI0601891-2
ALP7002CA	Preparation of Diesel Oil…High-Speed Mixing Chambers	CA (Canada)	09/01/06	2,558,401
ALP7002CN	Preparation of Diesel Oil…High-Speed Mixing Chambers	CN (China)	02/14/06	200610004445.2
ALP7002IN	Preparation of Diesel Oil…High-Speed Mixing Chambers	IN (India)	07/25/06	1290/CHE/2006
ALP7002JP	Preparation of Diesel Oil…High-Speed Mixing Chambers	JP (Japan)	04/27/06	2006-123066
ALP7002MX	Preparation of Diesel Oil…High-Speed Mixing Chambers	MX (Mexico)	04/07/06	PA/a/2006/003947
ALP7002RU	Preparation of Diesel Oil…High-Speed Mixing Chambers	RU (Russia)	04/19/06	2006113270
ALP7002US	Preparation of Diesel Oil…High-Speed Mixing Chambers	US (US)	08/23/06	11/508,760
ALP7004BR	Preparation of Diesel Oil…High-Speed Mixing Chambers	BR (Brazil)	01/24/07	PI0701999-8
ALP7004CN	Preparation of Diesel Oil…High-Speed Mixing Chambers	CN (China)	04/24/07	200710101237.9
ALP7004IN	Preparation of Diesel Oil…High-Speed Mixing Chambers	IN (India)	11/20/07	2691/CHE/2007
ALP7004JP	Preparation of Diesel Oil…High-Speed Mixing Chambers	JP (Japan)	11/19/07	2007-299152
ALP7004KR	Preparation of Diesel Oil…High-Speed Mixing Chambers	KR (Korea)	11/20/07	10-2007-0118672
ALP7004MX	Preparation of Diesel Oil…High-Speed Mixing Chambers	MX (Mexico)	05/25/07	MX/a/2007/006278
ALP7004RU	Preparation of Diesel Oil…High-Speed Mixing Chambers	RU (Russia)	11/19/07	200714659
ALP7004US	Preparation of Diesel Oil…High-Speed Mixing Chambers	US (US)	11/14/07	11/939,817
ALP8001EP	Diesel Oil from Waste by Catalytic …	EP	02/26/04	04090070.6
ALP8002EP	Preparation of Diesel Oil…High-Speed Mixing Chambers	EP	03/08/06	06075573.3
ALP8004EP	Preparation of Diesel Oil…High-Speed Mixing Chambers	EP	04/04/07	07722181

ALP1001DE	Diesel Oil from Waste by Catalytic …	DE (Germany)	12/02/03	10356245.1
ALP1002DE	Preparation of Diesel Oil…High-Speed Mixing Chambers	DE (Germany)	11/29/05	102005056735.5
ALP1003DE	Method and Device for Catalytic Oxidation…	DE (Germany)	10/04/06	102006046884.8
ALP1004DE	Preparation of Diesel Oil…High-Speed Mixing Chambers	DE (Germany)	11/17/06	102006054506.0

Docket Number	Title	Country	Date	Application / Publication / Registration Number
ALP1005DE	Catalytic Active Coating…	DE (Germany)	01/07/08	102008003375.8
ALP1006DE	Combustion Accelerator…	DE (Germany)	01/16/08	102008004499.7
ALP1007DE	Mud Reactor Pump…	DE (Germany)	02/18/08	102008009647.4
ALP1008DE	Oil Reactor Vacuum Pump…	DE (Germany)	12/05/08	102008060718.5
ALP6003WO	Method and Device for Catalytic Oxidation…	WO	04/18/07	PCT/DE2007/000713
ALP6005WO	Catalytic Active Coating…	WO	05/30/08	PCT/DE2008/000909
ALP6006N-WO	Combustion Accelerator…	WO	01/14/09	PCT/DE2009/000040
ALP6007N-WO	Mud Reactor Pump…	WO	01/14/09	PCT/DE2009/000039
ALP6008WO	Oil Reactor Vacuum Pump…	WO	02/20/09	PCT/DE2009/000246
ALP7003BR	Method and Device for Catalytic Oxidation…	BR (Brazil)	04/10/07	PI07.00119-9
ALP7003CA	Method and Device for Catalytic Oxidation…	CA (Canada)	10/02/07	2,605,097
ALP7003CN	Method and Device for Catalytic Oxidation…	CN (China)	12/29/06	200610172477.3
ALP7003ID	Nano-Cutting of Plastic-Containing Residues…	ID (Indonesia)	04/18/07	W00200900855
ALP7003IN	Nano-Cutting of Plastic-Containing Residues…	IN (India)	10/04/07	2241/CHE/2007
ALP7003JP	Method and Device for Catalytic Oxidation…	JP (Japan)	03/05/07	2007-053938
ALP7003KR	Method and Device for Catalytic Oxidation…	KR (Korea)	10/04/07	10-2007-0099723
ALP7003LA	Nano-Cutting of Plastic-Containing Residues…	LA (Laos)
ALP7003MX	Method and Device for Catalytic Oxidation…	MX (Mexico)	01/17/07	MX/a/2007/000657
ALP7003MY	Nano-Cutting of Plastic-Containing Residues…	MY (Malaysia)		PI 20091356
ALP7003RU	Method and Device for Catalytic Oxidation…	RU (Russia)	02/13/07	2362625
ALP7003US	Method and Device for Catalytic Oxidation…	US (US)	10/02/07	7,732,369
ALP7003VN	Nano-Cutting of Plastic-Containing Residues…	VN (Vietnam)	03/18/09	1-2009-00530
ALP7004CA	Preparation of Diesel Oil…High-Speed Mixing Chambers	CA (Canada)	11/15/07	2,610,624
ALP7005KH	Catalytic Active Coating…	KH (Cambodia)	01/08/09	KH/P/09/00053
ALP7005TH	Catalytic Active Coating…	TH (Thailand)	01/07/09	0901000033
ALP7006KH	[Verbrennungsbeschleuniger für Motoren und Bren…]	KH (Cambodia)	01/14/09	KH/P/09/00054
ALP7006TH	[Verbrennungsbeschleuniger für Motoren und Bren…]	TH (Thailand)	01/16/09	0901000183
ALP7007KH	[Schlammreaktorpumpe zur gleichzeitigen…]	KH (Cambodia)	02/10/09	KH/P/09/00056
ALP7007TH	[Schlammreaktorpumpe zur gleichzeitigen…]	TH (Thailand)	01/16/09	0901000184
ALP8003EP	Method and Device for Catalytic Oxidation…	EP	01/31/07	07090014.7
ALP8005EP	Catalytic Active Coating…	EP	06/12/08	08010655.2
ALP8006EP	Combustion Accelerator…	EP	06/12/08	08010658.6
ALP8007EP	Mud Reactor Pump…	EP	06/12/08	08010657.8
ALP8008EP	Oil Reactor Vacuum Pump…	EP	02/20/09	09002394.6
	Nano-Cutting of Plastic-Containing Residues	DE	09/20/07	102007046820